Exhibit 99.1


FOR IMMEDIATE RELEASE



Investor Contacts:
Richard T. Schumacher, President & CEO                Pressure BioSciences, Inc.
Edward H. Myles, Vice President of Finance & CFO              (508) 580-1818 (T)



                 PRESSURE BIOSCIENCES, INC. TO RESTATE ITS 2005
           FINANCIAL STATEMENTS RELATED TO ACCOUNTING FOR INCOME TAXES

        Results Of Continuing Operations Before Income Taxes Not Affected

West Bridgewater, MA, May 19, 2006 - Pressure BioSciences, Inc. (NASDAQ: PBIO) today announced that it will restate its income tax expense and liability in its 2005 financial statements, primarily to reduce gain from discontinued operations by approximately $220,000. The Company will also adjust its estimate of deferred tax assets and liabilities primarily related to the unrealized gain from its investment in Panacos Pharmaceuticals, Inc., and increase the income tax provision from continuing operations by approximately $23,000. The restatement will not affect the pre-tax results of continuing operations previously reported, and will be reflected in an amended Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and an amended Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005. The Company expects to file these amended reports as soon as possible.

The Company has completed a review of the tax liability associated with the 2004 sale of assets and certain liabilities of the BBI Core Businesses to SeraCare Life Sciences, Inc., and has concluded that the tax gain related to discontinued operations recorded in the third quarter of 2005 was overstated by approximately $220,000. In connection with the Company's internal tax review, the Company also reduced by approximately $60,000 the estimate of deferred tax liability for the unrealized gain from its investment in Panacos, and increased by approximately $23,000 the income tax provision from continuing operations. These adjustments will not change the Company's reported pre-tax results from continuing operations, but income from continuing operations after income taxes for the fiscal year ended December 31, 2005 will be reduced from approximately $873,000 to approximately $850,000. The Company will amend and restate its year-end and third quarter 2005 financial statements to reflect the results of its internal tax review.


About Pressure BioSciences, Inc.

Pressure BioSciences, Inc. (PBI) is a publicly traded, early-stage company focused on the development and commercialization of a novel technology called Pressure Cycling Technology (PCT). PCT uses cycles of hydrostatic pressure between ambient and ultra-high levels (up to 35,000 psi and greater) to control bio-molecular interactions. PBI currently holds 13 US and 4 foreign patents covering multiple applications of PCT in the life sciences field, including in such areas as genomic and proteomic sample preparation, pathogen inactivation, the control of enzymes, immunodiagnostics, and protein purification.

Forward Looking Statements

t 0 0 Statements contained in this press release regarding the Company's intentions, hopes, beliefs, expectations or predictions of the future are
"forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company's expectations about the future. These statements are based upon the Company's current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: the risk that the Company's final tax liability adjustment related to the sale of assets and certain liabilities to SeraCare Life Sciences, Inc. in 2004 may be materially different than the estimated amount of approximately $220,000; the risk that the Company's final tax liability adjustment related to its investment in Panacos Pharmaceuticals, Inc. may be materially different than the estimated amount of approximately $60,000; the risk that if the Company's tax returns are audited by tax authorities, the Company's liability for taxes may be substantially different than anticipated; the risk that additional adjustments to the Company's financial information in its 2005 Form 10-KSB and Form 10-QSB for the period ended September 30, 2005 may be required; the risk that the Company may not be able to file the amended Forms 10-KSB and 10-QSB in a prompt and timely manner; and the other risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 and other reports filed by the Company from time to time with the SEC. The Company undertakes no obligation to update any of the information included in this release, except as otherwise required by law.


The Company's amended Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and amended Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005 will be available on the Company's website shortly after they are filed with the SEC. Copies of these reports will be furnished by the Company upon request.


           Visit us at our website http://www.pressurebiosciences.com